                                                                   EXHIBIT 10.39


                             U.S. Bioscience, Inc.
                         Executive Severance Agreement
                              with C. Boyd Clarke


                               Table of Contents
                                                              Page
                                                              ----
           1.  Employment . . . . . . . . . . . . . . . . . .   2

           2.  Effective Date and Term. . . . . . . . . . . .   2

           3.  Position and Duties. . . . . . . . . . . . . .   4

           4.  Place of Performance . . . . . . . . . . . . .   4

           5.  Compensation and Benefits. . . . . . . . . . .   6

               (a)  Base Salary
               (b)  Compensation Elements
               (c)  Expenses
               (d)  Company Plans
               (e)  Fringe Benefits
               (f)  Vacations
               (g)  Acceleration of Outstanding Stock Options
               (h)  Changes Made Within 180 Days
                    Preceding the Effective Date

           6.  Unauthorized Disclosure . . . . . . . . . . . .  12

           7.  Termination of Employment . . . . . . . . . . .  13

               (a)  Death
               (b)  Disability
               (c)  Cause
               (d)  Termination by the Executive
               (e)  Notice of Termination

           8. Compensation Upon Company Termination Without Cause
              or Executive Resignation for Good Reason . . . .  14

           9. Compensation Upon Termination of Employment Upon
              Death or Disability, or During Disability, or
              for Cause or Upon Resignation . . . . . . . . . . 18

               (a)  Death
               (b)  Disability
               (c)  Cause
               (d)  Resignation

                                                              Page
                                                              ----

          10. No Mitigation . . . . . . . . . . . . . . . . . . 20

          11. Successors; Binding Agreement . . . . . . . . . . 20

          12. Participation in Certain Plans. . . . . . . . . . 22

          13. Certain Expenses. . . . . . . . . . . . . . . . . 23

          14. Certain Agreements of the Executive . . . . . . . 23

          15. Section 280G of the Internal Revenue Code
              of 1986 . . . . . . . . . . . . . . . . . . . . . 26

          16. Arbitration . . . . . . . . . . . . . . . . . . . 30

          17. Definitions . . . . . . . . . . . . . . . . . . . 31

          18. Miscellaneous . . . . . . . . . . . . . . . . . . 39

                             U.S. Bioscience, Inc.
                               One Tower Bridge
                               100 Front Street
                         West Conshohocken, PA  19428


                               September 3, 1996



C. Boyd Clarke
President and Chief Operating Officer
U.S. Bioscience, Inc.
One Tower Bridge
100 Front Street
West Conshohocken, PA  19428

Dear Mr. Clarke:

          U.S. Bioscience, Inc. (the "Company") considers that establishing and maintaining a sound and vital management is essential to protecting and enhancing the best interests of the Company and its stockholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control exists, and that it is of the utmost importance to the Company and its stockholders, because of such possibility, to provide for the continuity of management and its uninterrupted attention and dedication to the affairs of the Company. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of the Company's management, including yourself (referred to in this agreement as the "Executive"), to their assigned duties without distraction in the face of the potentially disturbing circumstances that could arise from a change in control of the Company or rumors thereof.

          In order to induce you to remain in the employ of the Company, or any present or future subsidiary (hereinafter included, as appropriate, in the term "Company"), this agreement sets forth the terms on which your employment relationship with the Company will continue in the event of a "Change in Control of the Company" (this term and other terms capitalized in this agreement are defined where first used and/or are defined in paragraph 17), and the severance benefits that will be provided to you if your employment with the Company is terminated on or after the Effective Date (a) by the Company for any reason other than your death, your Disability or Cause, or (b) by you as a result of a resignation for Good Reason (any of which events are defined as a "Termination").

          1.   Employment.  The Company agrees to continue to employ the
               ----------
Executive, and the Executive agrees to continue to serve the Company, on the terms and conditions set forth in this agreement, for the period commencing on the Effective Date and thereafter for the term provided in paragraph 2 unless sooner terminated in accordance with the terms of this agreement.

          2.  Effective Date and Term.
              -----------------------
          (a) This agreement shall become binding upon the parties as of the date of this agreement, provided that this agreement shall not become binding unless it is executed by the Executive and delivered to the Company within the time set forth on the last page of this agreement. However, anything in this agreement to the contrary notwithstanding, neither this agreement nor any provision thereof shall be operative, and neither the Company nor the Executive shall have any rights or obligations under this agreement, until the Effective Date. This agreement shall define the respective rights and obligations of the Company and the Executive for a period of three years (or longer where expressly provided) commencing on the Effective Date (the "Employment Term"), without further action by either party, unless this agreement is sooner terminated by the Company or the Executive by mutual agreement or in accordance with subparagraph (b) below. This agreement, however, shall be of no further force and effect upon (i) receipt by the Company of notice from the Executive of the Executive's intent to terminate employment if such notice does not state specifically that the Executive is terminating employment for Good Reason or
(ii) the cessation of
the Executive's active employment relationship with the Company for any reason prior to the Effective Date.

          (b) Unless otherwise provided in the writing referred to in paragraph 3, this agreement shall terminate upon any material diminution more than 180 days prior to the Effective Date in the positions, powers or duties of the Executive as they exist as of the date of this agreement.

          3.   Position and Duties.  The Executive presently serves the Company
               -------------------
as an executive officer of the Company, with such titles, powers and duties as have been assigned to the Executive from time to time by the Board. Unless changed by the Board prior to the Effective Date, the Executive shall serve in such positions and shall have such powers and duties during the Employment Term. The Executive shall have such other powers and duties as may from time to time be prescribed by the Board after the Effective Date, provided such powers and duties are consistent with the Executive's powers and duties immediately prior to the Effective Date. The Executive shall devote substantially all of the Executive's working time and efforts to the business and affairs of the Company except for permitted vacation, illness or incapacity; provided, however, that nothing in this agreement shall preclude the Executive from devoting reasonable periods required for serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company, from engaging in charitable and community activities and from managing the Executive's personal investments and affairs, provided that such activities do not materially interfere with the regular performance of the Executive's duties and responsibilities under this agreement.

          4.   Place of Performance.  In connection with the Executive's
               --------------------
employment by the Company, the Executive shall be based at the Company's principal executive offices and shall not be required to be absent therefrom on travel status or otherwise in any calendar year more than (i) forty-five days if the Executive has worked less than 730 days for the Company preceding the Effective Date or (ii) one-half the number of days the Executive was absent from the office on travel status during the 730 days preceding the Effective Date. The Company shall not relocate its principal executive offices to a location which is more than 30 road miles from its principal executive offices on the Effective Date and which is also both more than 25 road miles from the Executive's then current residence and more than 10 road miles further from the Executive's then current residence than the location of the principal executive offices on the Effective Date. If after the Effective Date the Company relocates its principal executive offices to a new location contrary to its agreement in this Paragraph 4, and the Executive waives the

Executive's right to terminate this agreement for "Good Reason" by reason of the failure of the Company to comply with its agreement in this Paragraph 4, then the Company will promptly pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of the Executive's then current residence to a new residence 10 or more road miles closer to the new location of the Company's principal executive offices in connection with any such relocation of the Company's principal executive offices.

          5.  Compensation and Benefits.
              -------------------------
          (a) Base Salary.  The Executive shall receive a base salary at the
              -----------
annual rate in effect on the Effective Date, or at such greater annual rate as the Board shall from time to time determine ("Base Salary"), payable in accordance with the Company's normal payroll practices. Commencing on the January 1 next following the Effective Date, the Executive's Base Salary shall be subject to increase (but not decrease) each calendar year during the Employment Term by no less than the average percentage increase in base salary for that particular year given to the Company's other executives (positions in the Company which are titled as Vice President or higher as of the date of this agreement and, in the event of any change or changes in titles in the future, positions in the Company, regardless of the actual title assigned, which have duties and responsibilities commensurate with those exercised by individuals acting as Vice President or higher in the Company as of the date of this agreement). The annual Base Salary increase will be calculated as follows: (i) the percentage increases for all executives will be aggregated and divided by the number of executives; (ii) the percentage increases for only those executives whose percentage increases are greater than the average determined pursuant to subparagraph (i) will be aggregated and divided by the number of those executives; (iii) each executive whose percentage increase was less than the average percentage increase determined pursuant to subparagraph (i) will have the Executive's percentage increase increased to the average determined pursuant to subparagraph (ii).

          (b) Compensation Elements.  The Executive shall receive Compensation
              ----------------------
Elements at the same level (in dollars or as a percentage of Base Salary, depending on how historically calculated) as in effect immediately prior to the Effective Date. "Compensation Elements" shall not include the Executive's Base Salary and as used herein shall mean annual or other bonuses, incentive compensation and other items of compensation of a nature to be reported to the Internal Revenue Service as "wages, tips and other compensation", and amounts deferred under a Company deferred compensation plan whether or not reportable to the Internal Revenue Service as current income.

          (c) Expenses.  The Executive shall be entitled to receive prompt
              --------
reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, in accordance with the reimbursement practices in effect immediately prior to the Effective Date, provided that the Executive accounts for them in accordance with Company policy.

          (d) Company Plans.  The Executive shall be and continue to be a full
              -------------
participant in the Company's stock option plans and any other plans in effect immediately prior to the Effective Date, with at least the same reward opportunities that have theretofore been provided. Nothing in this agreement shall preclude improvement of reward opportunities in such plans or other plans.

          (e) Fringe Benefits.  The Executive shall be entitled to participate
              ---------------
in or receive benefits under all the Company's employee benefit plans and arrangements (collectively "Fringe Benefits") which are the greater of the employee benefits and perquisites (i) then provided by the Company to any other employee of the Company with comparable authority or duties (and in any event not less than provided to any other executive or other employee of the Company with junior authority or duties), or (ii) those applicable to the Executive in effect immediately prior to the Effective Date, or plans or arrangements providing the Executive with at least equivalent benefits. In determining the equivalency of benefits with respect to any tax qualified pension or retirement plan, if such plan is terminated or modified in a manner detrimental to the Executive, the Executive shall receive in lieu thereof cash payments, grossed up to offset the additional federal, state and local income tax liabilities the Executive will incur as a result of receiving such payments, (i) in the case of any defined benefit plan, in an amount equal to the difference between the present value of the accrued benefit the Executive would have received if the plan had not been terminated or modified to his detriment and the present value of the accrued benefit the Executive is entitled to under such plan as modified or terminated, (ii) in the case of any defined contribution plan, other than with respect to any 401(k) cash or deferred arrangement feature of such plan, in an amount equal to the Company contributions that would have been required to be made to the plan for the Executive's benefit if the plan had not been so modified or terminated, and (iii) in the case of a 401(k) cash or deferred arrangement feature of a defined contribution plan, in an amount equal to the Company matching contribution that would have been made for the Executive's benefit if the plan had not been so modified or terminated and the Executive had made the maximum salary reduction contribution permitted by the plan on the Effective Date. With respect to Fringe Benefits other than those attributable to tax qualified plans, the equivalent benefits to be provided to the Executive shall be in the aggregate with respect to such Fringe Benefits rather than on a benefit by benefit basis. "Fringe Benefits" as used herein shall mean employee benefits, including, without limitation, any savings or retirement plan, disability, medical, dental, executive medical reimbursement, life, accident, health, umbrella liability and other insurance programs, vacation (including any accrued vacation consistent with Company policy), floating holidays, car allowances and purchases, office support, accommodations and staff and any other perquisites provided by the Company. In lieu of the Executive's participation in or receipt of benefits under any such plan or arrangement, the Executive may at the Executive's request participate in or receive benefits under any pension plan, profit-sharing plan, savings plan, life insurance or health-and-accident plan or arrangement made available by the Company on or following the Effective Date to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

          (f) Vacations.  Without limiting the generality of subparagraph (e)
              ---------
above, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its executive officers (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which the Executive is so employed), consistent with the Executive's positions and length of service with the Company. Any accrued but unused vacation time due the Executive on the Effective Date shall remain the Company's obligation, to be paid to the Executive upon termination of employment. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

          (g) Acceleration of Outstanding Stock Options. With respect to all
              -----------------------------------------
options held by the Executive, while serving the Company as a payroll employee of the Company, on the Effective Date to purchase securities of the Company, or of any other company that is, or is affiliated with, any successor company described is paragraph 11, that become exercisable, in whole or in part, after the Effective Date, the exercise date of all such options shall automatically accelerate to the Effective Date. [Note: Before selling securities acquired through the exercise of options, the Executive should consult the Executive's counsel with respect to reporting obligations and potential short-swing profit liability of the Executive pursuant to Section 16 of the Securities Exchange Act of 1934.]
          (h) Changes Made Within 180 Days Preceding the Effective Date.  In the
              ------------------------------------------ --------------
event that the Executive's Base Salary
and/or Compensation Elements and/or Fringe Benefits are reduced, or there is any material reduction in the positions, powers or duties of the Executive, within 180 days preceding the Effective Date, such Base Salary and/or Compensation Elements and/or Fringe Benefits and/or positions, powers or duties, as the case may be, shall upon the Effective Date be restored retroactively to their previous levels, notwithstanding the Executive's agreement to such reduction prior to the Effective Date. If the Executive's employment is terminated by the Company other than by reason of the Executive's Disability or Cause, or if the Executive shall terminate the Executive's employment for reasons equivalent to Good Reason, within 180 days preceding a Change in Control of the Company, this agreement shall become operative retroactively to the date of such termination of employment, and such date of termination of employment shall be deemed to be the Effective Date for purposes of this agreement. Under such circumstances, in addition to the Executive's rights and obligations under paragraph 8 and elsewhere in this agreement, the Executive shall be entitled, subject to the provisions of paragraph 15, to a lump sum payment, payable when the amount payable pursuant to paragraph 8(b) is payable, in an amount determined by calculating the Fair Market Value on the date of the Change in Control of the Company (not the date deemed to be the Effective Date) of all securities of the Company which were subject to purchase options held by the Executive on the date of the Executive's termination of employment but which were not exercisable following such termination of employment, and subtracting from such amount the aggregate exercise price of all such options.

          6.   Unauthorized Disclosure.  During the Employment Term and
               -----------------------
thereafter, the Executive shall not make any Unauthorized Disclosure; i.e. shall not disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties as an executive of the Company, any confidential information obtained by the Executive while in the employ of the Company with respect to any of the Company's products, improvements, formulas, processes, customers, methods of distribution or methods of manufacture; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

          The obligations of the Executive under this paragraph 6 shall be in addition to any other obligation of non-disclosure the Executive may have under the law or under any other agreement with the Company in effect on the Effective Date.

          7.   Termination of Employment.
               -------------------------
               (a) Death.  The Executive's employment shall terminate upon the
                   -----
Executive's death.
               (b) Disability.  The Company may terminate the Executive's
                   ----------
employment upon the Executive's Disability.
               (c) Cause.  The Company may terminate the Executive's employment
                   -----
for Cause.
               (d) Termination by the Executive.  The Executive may terminate
                   ----------------------------
the Executive's employment (i) for Good Reason, (ii) if the Executive's health should become impaired to an extent that makes the continued performance of the Executive's duties hazardous to the Executive's physical or mental health or life, or (iii) by giving at least 30 days prior written notice to the Company of the Executive's intention to terminate employment, for any reason at any time after the third anniversary of the Effective Date or after the Executive reaches age 65, whichever first occurs.
               (e) Notice of Termination.  Any termination by the Company
                   ---------------------
pursuant to subparagraph (b) ("Disability") or (c) ("Cause") above or by the Executive pursuant to subparagraph (d) above shall be communicated by written Notice of Termination to the other party hereto.

          8.   Compensation Upon Company Termination Without Cause or Executive
               ----------------------------------------------------------------
Resignation for Good Reason.  If the Company
---------------------------
shall terminate the Executive's employment other than pursuant to paragraph 7(b) ("Disability") or paragraph 7(c) ("Cause"), or if the Executive shall terminate employment for Good Reason, then
               (a) The Company shall pay the Executive the Executive's full Base Salary at the rate in effect on the Date of Termination, Compensation Elements (at the level in effect at Date of Termination) and Fringe Benefits, through the Date of Termination.
               (b) In lieu of any further Base Salary and Compensation Elements to be paid to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive, on or before the later of the tenth day following the Date of Termination or the tenth day following receipt of the determination of Independent Tax Counsel and the election of the Executive referred to in paragraph 15(a), a lump sum equal to the product of multiplying the highest annual compensation (Base Salary plus Compensation Elements) paid or payable by the Company to the Executive with respect to each of the three calendar years ending with the year in which the Date of Termination occurs (annualized with respect to a partial calendar year), by the number of years (including any fraction of a year) remaining in the Employment Term subsequent to the Date of Termination.

          With respect to a Compensation Element not yet paid or accrued with respect to any year (including the year in which the Date of Termination occurs), such Compensation Element will, for purposes of this subparagraph (b), be deemed to be payable to the Executive with respect to any such year in the amount, or according to the formula, indicated in such Executive's engagement letter to be expected with respect to such year or, if such amount or formula to be expected is not indicated in an engagement letter, then in the average annualized amount (in relation to Base Salary if relevant) most recently paid or payable by the Company to other Company executives with the same status (e.g. Executive Vice President, Senior Vice President, Vice President, etc.) or, if there is no executive with the same status, in an amount equal to the average annualized amount most recently paid by the Company to all executives one status level above and one status level below the Executive's status level.

          (c) In lieu of any further Fringe Benefits (including any 401(k) savings plan) to be paid to the Executive for periods subsequent to the Date of Termination (except with respect to the Company's pension plan, as hereinafter provided), the Company shall pay as severance pay to the Executive, on or before the later of the tenth day following the Date of Termination or the tenth day following receipt of the determination of Independent Tax Counsel and the election of the Executive referred to in paragraph 15(a), a lump sum equal to the product of multiplying $30,000 by the number of years (including any fraction of a year) remaining in the Employment Term subsequent to the Date of Termination. The foregoing payment shall not affect any rights of the Executive under the Consolidated Omnibus Budget Reconciliation Act (popularly known as COBRA) amendments to the Employment Retirement Income Security Act, as amended.

          (d) The Company will pay as severance pay to the Executive, on or before the later of the tenth day following the Date of Termination or the tenth day following receipt of the determination of Independent Tax Counsel and the election of the Executive referred to in paragraph 15(a), an amount (the "Pension Payment") equal to the sum of (i) the amount, if any, by which the Executive's nonforfeitable accrued benefit in the U.S. Bioscience, Inc. Money Purchase Pension Plan (the "Pension Plan") on the Date of Termination, determined with credit for service (solely for the purpose of determining the Executive's nonforfeitable percentage of his accrued benefit) during the Severance Period, exceeds such benefit determined without credit for service during the Severance Period and (ii) the product of the Executive's Adjusted Vesting Percentage and the Company contributions that would have been allocated to the Pension Plan on behalf of the Executive during the Severance Period in accordance with the terms of the Pension Plan in effect on the Date of Termination and assuming the Executive continued to earn the same annual compensation during the Severance Period as the Executive was earning on the Date of Termination. The Company will gross up the Pension Payment to offset the additional federal, state and local income tax liabilities the Executive or the Executive's estate will incur as a result of receiving the Pension Payment. "Adjusting Vesting Percentage" shall mean the Executive's nonforfeitable percentage interest, if any, in the Executive's accrued benefit under the Pension Plan on the Date of Termination determined as if the Executive's Date of Termination occurred on the last day of the Employment Term. "Severance Period" shall mean the period commencing on the Date of Termination and ending on the last day of the Employment Term.

          (e) In lieu of receiving in a lump sum the payments provided in subparagraphs (b) and (c) above, the Executive may, in a writing delivered to the Company prior to the date that such amount would otherwise become payable, elect to receive such amount on the next January 1 or in two or more, but not more than five, substantially equal annual installments commencing on the next January 1 and continuing until such amount has been paid in full. The Company shall not be obligated to establish any reserve or other fund with respect to the payment of such amount, and, unless the Company shall fail to pay any such installment within ten days of the date on which it is payable, the Executive shall have no right to receive such amount other than as provided in the above election.

          9.   Compensation Upon Termination of Employment Upon Death or
               ---------------------------------------------------------
Disability, or During Disability, or For Cause or Upon Resignation.
------------------------------------------------------------------
          (a) Death.  If the Executive's employment shall be terminated by
              -----
reason of death, the Company shall pay to the Executive's designee identified in a written designation filed by the Executive with the Company during the Executive's lifetime or, if there be no such designation, to the Executive's estate, in a lump sum, an amount equal to the Executive's Base Salary and Compensation Elements at the level in effect at date of death through the date of death and for a period of 26 additional weeks. This amount shall be exclusive of and in addition to any payments the Executive's surviving spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee Fringe Benefit maintained by the Company.

          (b) Disability.  During any period that the Executive fails to perform
              ----------
the Executive's duties hereunder as a result of incapacity due to physical or mental illness or injury, the Executive shall continue to receive the Executive's full Base Salary, Compensation Elements and Fringe Benefits until the

Executive's employment is terminated pursuant to the provisions of this agreement. After termination, the Executive shall be paid 100% of the Executive's Base Salary and Compensation Elements (at the level in effect at Date of Termination) through the Date of Termination and for a period of 26 additional weeks (less any consecutive period of time immediately prior to the Date of Termination during which the Executive failed to perform the Executive's duties hereunder as a result of incapacity due to physical or mental illness or injury, calculating such consecutive period of time starting upon expiration of any sick leave to which the Executive would be entitled, independent of this subparagraph (b), during such consecutive period of time), which payments shall be made notwithstanding the death of the Executive during such payment period. Thereafter the Executive shall be paid an annual amount equal to the amount that the Executive would have received under any disability plan(s) of the Company in effect on the Effective Date, but in no event for a shorter period of time than five years; provided, that such payments shall terminate effective upon the death of the Executive except to the extent that such payments would have continued under any disability plan(s) of the Company in effect on the Effective Date. All payments provided for in this subparagraph (b) shall be reduced by any disability payments actually paid to the Executive pursuant to plans provided by the Company.

          (c) Cause.  If the Executive's employment shall be terminated for
              -----
Cause, the Company shall pay the Executive, subject to any offsetting claim asserted by the Company in good faith, the Executive's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

          (d) Resignation.  If the Executive terminates this agreement pursuant
              -----------
to paragraph 7(d)(iii), the Executive shall receive as severance pay on the tenth day following the Date of Termination the amount of the Executive's Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

          10.  No Mitigation.  The Executive shall not be required to mitigate
               -------------
the amount of any payment to be made to the Executive pursuant to paragraph 8 or paragraph 9 by seeking employment or otherwise, and nothing earned by the Executive following the termination of the Executive's employment under this agreement shall affect the amount of any payment required to be made to or in respect of the Executive pursuant to paragraph 8 or paragraph 9.

          11.  Successors; Binding Agreement.
               -----------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of such succession shall be a breach of this agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive terminated employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this agreement, "Company" shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this paragraph 11 or which otherwise becomes bound by this agreement by operation of law.

          (b) This agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to the Executive's designee identified in a written designation filed by the Executive with the Company during the Executive lifetime or, if there be no such designation, to the Executive's estate.

          12.  Participation in Certain Plans.    Nothing in this agreement
               ------------------------------
shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company. Amounts which are (or become by virtue of this agreement) vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall, unless otherwise provided herein, be payable in accordance with such plan, policy, practice or program. Without limiting the foregoing, neither the termination of the Executive's employment by the Company for any reason whatsoever (including termination by the Company for Cause), nor termination of employment because of the Executive's death, shall result in a forfeiture, reduction or other diminution of any of the Executive's entitlements or benefits which are vested as of such date or, in the absence of this agreement, would continue to be exercisable by or otherwise be available to the Executive, including, without limitation, funded benefits under any qualified plans of the Company, vested stock options, unfunded benefits and entitlements under any Company disability plan and other insurance programs of the Company.

          13.  Certain Expenses.    The Company agrees to pay, to the full
               ----------------
extent permitted by law, all reasonable legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company or others of the validity or enforceability of, or liability under, any provision of this agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to paragraph 13 hereof), provided that, in the case of matters between the Executive and the Company, the Executive shall have prevailed (after all appeals and appeal periods) in such litigation with respect to such matters. Such right to reimbursement of reasonable legal fees and expenses shall be immediate upon the presentment, after the Executive has prevailed in such litigation, by the Executive of written billings for such reasonable fees and expenses. The Executive shall be paid interest on any payments of such expenses, or any other payments under this agreement, that are overdue, at the rate per annum equal to the prime rate quoted from time to time by the principal New York City branch of The Bank of New York or any successor thereto.

          14.  Certain Agreements of the Executive.
               -----------------------------------

          (a) The Executive agrees that the Executive will not file any lawsuit or administrative claim of any kind against the Company arising from the Executive's employment by or termination of employment with the Company except with respect to the matters referred to in subparagraphs (c)(i), (ii) or (iii) hereof. The Executive also agrees that the Executive will refrain from disparagement of the Company and, except with respect to the matters referred to in subparagraphs (c)(i), (ii) or (iii) hereof, from testifying against the Company in any type of proceeding unless compelled to do so by appropriate judicial order. The Executive agrees to give testimony and otherwise cooperate (including attending meetings) as reasonably requested by the Company regarding any claim, lawsuit or action involving matters relating in any way to the Executive's employment by the Company and the Company agrees to reimburse the Executive for the Executive's reasonable expenses in so cooperating. Notwithstanding the foregoing, nothing stated by the Executive under oath in a judicial or administrative proceeding shall be deemed a violation of the terms and provisions of this agreement.

          (b) The Company shall, to the full extent permitted by law, indemnify the Executive and the Executive's personal and legal representatives to the extent provided in paragraphs A and B of Article SIX of the Company's Certificate of Incorporation as it exists on the date this agreement becomes binding.

          (c) The Executive, on behalf of the Executive and the Executive's heirs and personal representatives, hereby unconditionally releases the Company and its affiliates from and forever discharges them against any and all actions, suits or claims in law or in equity arising from a termination of employment which the Executive may have or will have, whether known or unknown, other than any actions, suits or claims (i) which relate to injury, intentional or otherwise, to the person or property, misrepresentation, defamation, the right of privacy, misuse of legal procedure, survival or wrongful death, products liability, or interference, unrelated to the Executive's acts as an employee, officer or director of the Company, with contractual relations or prospective advantage, or (ii) which relate to any amounts, benefits or service credits for benefits which are owed or owing to the Executive or on the Executive's behalf, as an employee, officer or director of the Company, and which have not been received by the Executive, reimbursed to the Executive or paid or funded by the Company on the Executive's behalf as of the Date of Termination, or (iii) which arise under this agreement. Notwithstanding the foregoing, (A) nothing in this agreement shall prevent the Executive from participating as a member of a class of security holders of the Company in any litigation or proceeding brought against the Company by such class of security holders, or prevent the Executive from receiving any dividends or proceeds payable to members of any class of security holders who instituted a proceeding or litigation against the Company or otherwise payable to security holders of the Company generally and (B) the Executive shall be entitled to receive an amount, based upon the Executive's ownership of Company securities, equal to any award paid to any class of security holders of the Company in any litigation or proceeding brought against the Company by a class of security holders as if the Executive were a member of such class (without duplication of payments and subject to the same burdens as members of such class).

          15.  Section 280G of the Internal Revenue Code of 1986.
               -------------------------------------------------
          (a) Anything in this agreement to the contrary notwithstanding, in the event that it shall be concluded by independent tax counsel ("Independent Tax Counsel") designated by the Executive and reasonably acceptable to the Company that any payment or distribution by the Company to or for the Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this agreement or otherwise) (a "Payment") will be nondeductible by the Company for federal income tax purposes because of Section 280G (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to or for the Executive's benefit pursuant to this agreement shall be reduced (but not below zero) to the "Reduced Amount." The "Reduced Amount" shall be an amount expressed in present value that maximizes the aggregate present value of Payments without causing any Payments to be nondeductible because of said Section 280G of the Code. The determination of the Reduced Amount shall be made within 30 business days after the Date of Termination by Independent Tax Counsel, who shall provide detailed calculations thereof to the Company and to the Executive; provided, however, that the Executive may, in the Executive's sole discretion, elect which and how much of the amounts and/or benefits to be received by the Executive shall be eliminated or reduced (as long as after such election the present value of the amounts payable or distributable to the Executive hereunder equals the Reduced Amount), and shall advise the Company in writing of such election within 30 business days of the Executive's receipt of Independent Tax Counsel's determination. If no such election is made by the Executive within such 30-day period, the Company may elect which of such amounts and/or benefits shall be eliminated or reduced (as long as after such election the present value of the amounts payable or distributable to the Executive hereunder equals the Reduced

Amount) and shall notify the Executive promptly of such election. For purposes of this calculation, present value shall be determined in accordance with
Section 280G of the Code and any regulations thereunder. As promptly as practicable following the Date of Termination, the Company shall pay to the Executive or distribute for the Executive's benefit such amounts as are then due to the Executive under this agreement or otherwise and shall promptly pay to the Executive or distribute for the Executive's benefit in the future such amounts as become due to the Executive under this agreement or otherwise.

          (b) Within 30 days after the giving of a Notice of Termination, the Executive shall designate Independent Tax Counsel, and the Company shall indicate whether such Independent Tax Counsel is acceptable to the Company as soon as practicable thereafter. The Company and the Executive shall promptly provide such Independent Tax Counsel with such information as such Independent Tax Counsel shall reasonably request in connection with its initial or any subsequent determination. Both the Company and the Executive shall promptly inform the Independent Tax Counsel of any audits, claims, arbitrations, or administrative or judicial proceedings which may affect the determination of Independent Tax Counsel regarding the Reduced Amount or any Overpayment or Underpayment, including, without limitation, any examination by the Internal Revenue Service of the returns of the Company or the Executive, or any claim by the Company or the Executive regarding the obligations of one to the other. Subsequent to the initial determination of the Reduced Amount, if any, Independent Tax Counsel shall not be required to consider whether an Overpayment or Underpayment has been made unless requested to do so by the Company or the Executive. The Company and the Executive may, by agreement, appoint a replacement or substitute Independent Tax Counsel.

          (c) Because of the uncertainty in the application of Section 280G of the Code, it is possible that amounts will have been paid or distributed by the Company to the Executive or for the Executive's benefit pursuant to this agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to the Executive or for the Executive's benefit pursuant to this agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. Subject to the last paragraph of this paragraph 15, in the event that Independent Tax Counsel determines that an Overpayment has been made because of a mistake in fact or law or because of a final determination involving the Payments by a court, or in connection with an Internal Revenue Service proceeding which is no longer subject to appeal, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in
Section 7872(f)(2)(B) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. Subject to the last paragraph of this paragraph 15, in the event that Independent Tax Counsel determines that an Underpayment has occurred because of a mistake in fact or law or because of a final determination involving the Payments by a court or in connection with an Internal Revenue Service proceeding, any such Underpayment shall be promptly paid by the Company to the Executive or for the Executive's benefit together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code. In calculating amounts required to be repaid by the Executive to the Company pursuant to any Overpayment, the Overpayment shall be deemed to consist of the most recent payments from the Company to Executive hereunder, in reverse order of payment, and interest on such Overpayment shall run from the dates on which the payments constituting the Overpayment were made.

          (d) The Executive and the Company agree that each will in all cases file tax returns on a basis consistent with any determination made or conclusion reached under this paragraph 15, and will defend such position to the extent practicable in the event a contrary position is taken by the Internal Revenue Service. The Executive shall be entitled to reimbursement of reasonable counsel fees and expenses in connection with any such defense. In addition, the Company shall pay all of the reasonable fees and expenses of Independent Tax Counsel.

          16.  Arbitration.  Any dispute arising under or in connection with
               -----------
this agreement, including claims by the Executive for violation of any federal, state or local statute or ordinance, shall be settled exclusively by arbitration held in the City of Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect or, if the parties so agree, held in the City of Philadelphia, Pennsylvania in accordance with the rules of procedure of Judicate, Inc. then in effect. Judgment may be entered on the award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of paragraph 6 hereof.

          17.  Definitions.
               -----------
               (a) "Adjusted Vesting Percentage" as used herein shall have the meaning set forth in paragraph 8(d).
               (b) "Base Salary" as used herein shall have the meaning set forth in paragraph 5(a).

               (c) "Board" and "Board of Directors" as used herein shall mean the Board of Directors of the Company.
               (d) The Company shall have "Cause" to terminate the Executive's employment upon (i) the willful failure by the Executive to substantially perform the Executive's duties hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness or leaves of absence to which the Executive is entitled, which failure is not remedied in a reasonable time after receipt of written notice from the Company to do so, (ii) an act or acts of fraud, misappropriation or criminal conduct of the Executive involving or relating in any material way to the Company, or the willful engaging by the Executive in gross misconduct or personal dishonesty materially injurious to the Company, (iii) the willful violation by the Executive of the provisions of paragraph 6 ("Unauthorized Disclosure"), provided that such violation results in material injury to the Company, or (iv) engaging by the Executive in any activity in competition with the Company while employed by the Company (other than ownership of less than two percent of the stock of any class of a publicly-owned corporation regardless of such corporation's line of business). For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" if it was done, or omitted to be done, in good faith and with reasonable belief that such action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to its taking such action), finding that in the good faith opinion of the Board the Executive engaged in conduct set forth above in clause (i), (ii), (iii) or (iv), above, and specifying the particulars thereof.

               (e) A "Change in Control of the Company" shall be deemed to have occurred if
          (i) There has been a change in control of a nature that would be required, if the Company would be subject to reporting requirements under the Securities Exchange Act of 1934 (the "Exchange Act"), to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or Item 1, Form 8-K promulgated under the Exchange Act; or
          (ii) any person, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the

Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power in the election of directors; or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board are entitled to cast, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the directors then still in office who were directors at the beginning of the period.
               (f) "Code" as used herein shall mean the Internal Revenue Code of 1986, as amended.
               (g) "Company" as used herein shall mean U.S. Bioscience, Inc. and, as appropriate, any present or future subsidiary of U.S. Bioscience, Inc., and shall have the meaning set forth in paragraph 11(a).
               (h) "Compensation Elements" as used herein shall have the meaning set forth in paragraph 5(b).
               (i) "Date of Termination" as used herein shall mean (i) if the Executive's employment is terminated by death, the date of death, (ii) if the Executive's employment is terminated pursuant to paragraph 7(b) ("Disability"), thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty day period), (iii) if the Executive's employment is terminated pursuant to paragraph 7(c) ("Cause") or paragraph (d)(iii), the date specified in the Notice of Termination, (iv) if the Executive's employment is terminated pursuant to paragraph 7(d)(i) ("Good Reason"), thirty days after Notice of Termination is given, or the date specified in paragraph 11, whichever comes first, and (v) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.
               (j) The Company's termination of the Executive's employment shall be deemed to be based upon the Executive's "Disability" if, (i) as a result of the Executive's incapacity due to physical or mental illness or injury, the Executive shall have been absent from, or unable to perform, the Executive duties hereunder on a full time basis for at least 90 business days within any period of 180 consecutive calendar days (even if such period of 180 days began prior to the Effective Date), and within 30 days after written Notice of Termination is given shall not have returned to the performance of such duties on a full time basis, or (ii) the Company's Board of Directors determines in good faith that the Executive has become so seriously incapacitated that the Executive's resumption of duties within 90 calendar days is a practical impossibility and such determination is confirmed in writing by a physician independent of the Company.
               (k) "Effective Date" as used herein shall mean the date on which there shall have occurred a Change in Control of the Company, or on an earlier date as set forth in Paragraph 5(h).
               (l) "Employment Term" as used herein shall have the meaning set forth in paragraph 2(a).
               (m) "Exchange Act" as used herein shall have the meaning set forth in paragraph 17(e)(i).
               (n) "Executive" as used herein shall have the meaning set forth on the first page of this agreement.
               (o) Fair Market Value of a security of the Company shall be the amount determined to be such by the Board of Directors of the Company acting in good faith; provided, however, that if a security of the Company is, or was within thirty days preceding the Effective Date, traded in a public market, then the Fair Market Value of the security on the Effective Date shall be, if the security is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the Effective Date or the last date preceding the Effective Date that the security traded in a public market, or, if the security is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the Effective Date or the last date preceding the Effective Date that the security traded in a public market, as reported on NASDAQ, or, if not so reported, as reported by the National Quotation Bureau, Inc. or, if not so reported, as reported in another customary financial reporting service.
               (p) "Fringe Benefits" as used herein shall have the meaning set forth in paragraph 5(e).
               (q) "Good Reason" shall as used herein mean (i) any significant change in the nature or scope of the authority, powers, functions, duties, responsibilities and status attached to the positions held by the Executive on the Effective Date, (ii) any removal of the Executive from, or any failure to re-elect the Executive to, any of the offices (or failure to renominate the Executive and seek the election of the Executive to any directorships) which the Executive held on the Effective Date, except in connection with termination of the Executive's employment for Cause, (iii) any failure by the Company to comply with paragraph 5 ("Compensation and Benefits") which is not remedied within 30 days after receipt by the Company of written notice to such effect from the Executive, (iv) any failure by the Company to comply with paragraph 4 ("Place of Performance") which is not remedied within 30 days after receipt by the Company of written notice to such effect from the Executive, (v) a determination by the Executive made in good faith that as a result of a Change in Control of the Company, and a change in circumstances which has thereafter significantly affected the Executive's positions, the Executive is unable to carry out the authority, powers, functions or duties attached to the Executive's positions and the situation is not remedied within 30 days after receipt by the Company of written notice to such effect from the Executive, (vi) failure of the Company to obtain the assumption of and agreement to perform this agreement by any successor as contemplated by paragraph 11, or (vii) a breach by the Company of any provision of this agreement not embraced within the foregoing clauses (i) through (vi) which is not agreed to in writing by the Executive or remedied within 30 days after receipt by the Company of written notice to such effect from the Executive.
               (r) "Independent Tax Counsel" as used herein shall have the meaning set forth in paragraph 15(a).
               (s) "Legal representatives" as used herein shall include, without limitation, attorney-in-fact and guardians.
               (t) "Notice of Termination" as used herein shall mean a notice which shall indicate the specific termination provision in this agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.
               (u) "Overpayment" as used herein shall have the meaning set forth in paragraph 15(c).
               (v) "Payment" as used herein shall have the meaning set forth in paragraph 15(a).
               (w) "Pension Plan" as used herein shall have the meaning set forth in paragraph 8(d).
               (x) "Personal representatives" as used herein shall include, without limitation, executors and administrators.
               (y) "Reduced Amount" as used herein shall have the meaning set forth in paragraph 15(a).
               (z) "Severance Period" as used herein shall have the meaning set forth in paragraph 8(d).
               (aa) "Termination" as used herein shall have the meaning set forth on the second page of this agreement.
               (bb) "Unauthorized Disclosure" as used herein shall have the meaning set forth in paragraph 6.
               (cc) "Underpayment" as used herein shall have the meaning set forth in Paragraph 15(c).
          18.  Miscellaneous.
               -------------
          (a)  Indulgences, Etc.  Neither the failure nor any delay on the part
               ----------------
of either party to exercise any right, remedy, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (b)  Controlling Law.  This agreement and all questions relating to
               ---------------
its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (c)  Notices.  All notices, requests, demands and other communications
               -------
required or permitted under this agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the day specified for delivery when deposited with a courier service such as Federal Express for delivery to the intended addressee, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                    (i)  If to the Executive:

                    C. Boyd Clarke
                    U.S. Bioscience, Inc.
                    One Tower Bridge
                    100 Front Street
                    West Conshohocken, PA  19428

                    (ii) If to the Company:

                    U.S. Bioscience, Inc.
                    One Tower Bridge
                    100 Front Street
                    West Conshohocken, PA 19428
                    Attention:  Secretary

          In addition, notice by mail shall be by air mail if posted outside of the continental United States.

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (d)  Binding Nature of Agreement; No Assignment.
               ------------------------------------------
This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that neither party may assign or transfer his, her or its rights or obligations under this agreement without the prior written consent of the other party hereto, except to the extent set forth in paragraph 11 hereof.

          (e)  Provisions Separable.  The provisions of this agreement are
               --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (f)  Entire Agreement.  This agreement contains the entire
               ----------------
understanding between the parties hereto with respect to the subject of the Executive's employment and severance upon a Change in Control of the Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This agreement may not be modified or amended other than by an agreement in writing. Upon becoming operative this agreement shall supersede the provisions of any employment agreement, engagement letter or arrangement (collectively "existing employment arrangements") then in effect between the Company and the Executive to the extent that this agreement and the existing employment arrangements are inconsistent; the existing employment arrangements shall not be terminated in their entirety upon this agreement becoming operative unless inconsistent with this agreement in their entirety.

          (g)  Paragraph Headings.  The paragraph headings in this agreement are
               ------------------
for convenience only; they form no part of this agreement and shall not affect its interpretation.

          (h)  Gender, Etc.  Words used herein, regardless of the number and
               -----------
gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (i)  Number of Days.  In computing the number of days for purposes of
               --------------
this agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period (including the effective date of a notice or other communication given hereunder) falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

          (j) Withholding.  The Company shall have the right, in connection with
              -----------
any payments made to the Executive pursuant to this agreement, to withhold, or require the Executive to pay to the Company, an amount sufficient to provide for taxes required to be withheld by law.

          The Company, intending to be legally bound hereby, has duly executed and delivered this agreement in the Commonwealth of Pennsylvania as of the date first written above. If you are in agreement with all of the foregoing, please execute and deliver the enclosed copy of this agreement to the Company no later than ten days from the date hereof.

                              U.S. BIOSCIENCE, INC.


                              By /s/ Robert I. Kriebel
                                ----------------------------
                                    Sr. Vice President
                                    Finance and Administration

          I agree, intending to be legally bound hereby.


                              /s/ C. Boyd Clarke
                              ------------------------------
                              C. Boyd Clarke